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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-117183 on Form S-3 of our report dated December 21, 2004, relating to the financial statements and financial statement schedule of Quanex Corporation appearing in the Annual Report on Form 10-K/A of Quanex Corporation for the year ended October 31, 2004, and to the reference to us under the heading "Experts" in the prospectus which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Houston, Texas
June 8, 2005

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM